Exhibit 1.01 Conflict Minerals Report of Cohu, Inc.

This report for the twelve months ended December 31, 2024, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Cohu, Inc. (“Cohu”, “we”, “our”, “us” and the “Company”) is a leading supplier of test and inspection metrology automation systems, MEMS test modules, test contactors, thermal subsystems, data analytics software to optimize manufacturing yield and productivity, and automated test equipment (ATE) used by global semiconductor manufacturers and test subcontractors.

This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include information regarding our goals for future improvements to our due diligence process and to mitigate the risk with the sourcing of conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities); the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether because of new information, future events, or otherwise.

Background

In 2010, the United States Congress enacted Section 1502 of the Dodd Frank Financial Reform Act (the “Act”), which, together with the Rule, requires certain companies to disclose their use of conflict minerals if those minerals are “necessary to the functionality or production of a product” manufactured by those companies. Under the Act, those minerals include tantalum, tin, tungsten, and gold (3TG) and herein are referred to as “Conflict Minerals.”

Congress enacted this legislation due to concerns that the exploitation and trade of Conflict Minerals by armed groups is helping to finance conflict in the Democratic Republic of Congo (“DRC”) region and surrounding areas (Angola, Burundi, Central Africa Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively, the “Covered Countries”) and is contributing to a humanitarian crisis.

Responsible Sourcing and Adherence to the Law

Cohu is committed to sourcing components and materials from companies that share our corporate values regarding respect for human rights and integrity. Cohu’s corporate responsibility involves taking meaningful steps to ensure that the raw materials, components and sub-assemblies we receive from our supply chain are responsibly sourced. We will not support any vendor or other entity in our supply chain that extracts or transports materials, defined as Conflict Minerals, and uses the resulting financial or other resources to fund or support conflict in the DRC or any other country that could potentially contribute to human rights violations.

Cohu has adopted and published policies on Conflict Minerals and Supplier Code of Conduct, which are publicly available on our website at www.cohu.com/corporate-responsibility. Since the adoption of the Act and the Rule, we have worked to strengthen engagement with our suppliers through the fulfillment of the supplier code of conduct and by incorporating portions of the code of conduct into contracts with our suppliers. In summary, Cohu expects all vendors and suppliers to:

●	Purchase materials from legitimate sources not involved in funding conflict in the DRC and surrounding areas.

●	Avoid the use of Conflict Minerals which may directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

●	Confirm that all Conflict Minerals purchased are conflict-free, based on personal knowledge and / or written guarantees provided by the supplier.

●	Cooperate with our due diligence process that Cohu has established to comply with the Act and the Rule.

Our Company and Products

Cohu is a global technology leader supplying test, interface, automation, inspection metrology products, software and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market.

We currently sell the following products:

Semiconductor Automated Test Equipment (“ATE”) is used both for wafer-level and device package testing. Our semiconductor ATE solutions consist primarily of two platforms for the system on a chip (“SoC”) device market. The Diamondx tester offers high-density instrumentation for testing various semiconductors: microcontrollers, application specific standard products (“ASSP”), power management, radio frequency (RF), display drivers, sensors and other mixed signal devices. The PAx tester is a focused tester for RF Front End IC and Module applications.

Semiconductor Handlers are used in conjunction with semiconductor ATE to automate the testing of packaged semiconductor devices. Our handlers support a variety of package sizes and device types, including those used in automotive, mobile, industrial and computing applications, among others. We offer a broad range of test handlers, including pick-and-place, turret, gravity, strip, film frame, laser marker, micro-electromechanical system (MEMS) and thermal sub-systems. T-Core is our proprietary thermal technology for improving device under test temperature accuracy, enabling higher test yield, particularly for power dissipative devices such as microprocessors, graphic processor units, and high-performance semiconductors used in artificial intelligence data centers.

Interface Products are comprised of test contactors, probe heads and probe pins. Test contactors serve as the interface between the test handler and the semiconductor device under test (such as digital semiconductor devices utilizing spring probe technology, power management and LED semiconductor devices utilizing cantilever technology) and RF semiconductor devices based on contacts designed to operate at high frequencies. With the acquisition of EQT, we expanded our interface products in mid- to high-power contactors. Test contactors and probe heads are specific to individual semiconductor device designs, need to be replaced frequently, and increase in size with the number of devices tested in parallel. Interface Products are included in our recurring revenues.

Inspection Metrology are products that provide advanced vision capabilities. We offer a wide range of solutions for inspection of singulated molded leaded and leadless devices, and post-singulated wafer-level chip scale packages (“WLCSP”) and bare dies. NV-Core is our unique vision technology, enabling advanced inspection metrology, such as 3-dimensional topographic inspection, sidewall micro-crack detection, and infrared inspection for sub-surface defect detection.

Spares and Kits are consumable, non-consumable and spare items that are used to maintain, sustain or otherwise enable customers’ equipment to meet its performance, availability and production requirements. We also design and manufacture a wide range of device dedication kits that enable handlers to process different semiconductor packages. Spares and Kits are included in our recurring revenues.

Our products, as is common in the semiconductor and electronics industries, contain various metals including tantalum, tin, tungsten and gold, which originate in mines throughout the world. We have a complex globally dispersed supply chain typical of the semiconductor and electronics industries with multiple tiers of suppliers between Cohu and the actual mining of the Conflict Minerals used in our products. As a downstream company, we do not directly purchase these minerals, nor do we have any direct relationship with mines or smelters that process these minerals. Therefore, we must rely on the good faith efforts of our suppliers and component manufacturers, including sub-tier suppliers, to provide us with information on the origin of the materials contained in our products and product components.

Pursuant to the Act and the Rule, we are required to make certain inquiries and perform certain due diligence with respect to any Conflict Minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by us or any of our subsidiaries.

Due Diligence Process

For the current reporting period, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) regarding sub-assemblies, parts and raw materials parts provided by our suppliers. Consistent with prior years, we utilized the due diligence framework advocated by the Organization for Economic Co-operation and Development (“OECD”), as tailored for downstream companies and among other actions, implemented the internal due diligence guidance of the OECD as it pertains to Conflict Minerals sourcing. Our due diligence includes, but is not limited to, the following steps:

●

OECD Step #1: Establish and Maintain Strong Company Management Systems. We continued to employ an internal Conflict Minerals Compliance Team (“Team”) to support our supply chain due diligence. The Team includes members of our senior management and appropriate employees within our quality, supply chain, finance and operations departments.

●

OECD Step #2: Identify and Assess Risks in the Supply Chain. We evaluated our products to determine if they contain any Conflict Minerals that are necessary to the product’s functionality or production. After determining that certain of our products contained Conflict Minerals necessary to product functionality, we performed a review of our list of suppliers that provide us with those items identified as containing Conflict Minerals.

●

OECD Step #3: Design and Implement a Strategy to Respond to Identified Risks. The Team conducted a RCOI with our suppliers to determine whether in-scope Conflict Mineral content originated in the DRC or one of the Covered Countries. We utilized the Responsible Minerals Initiative (“RMI”) standardized supplier survey and its Conflict Minerals Reporting Template (“CMRT”) to gather information that would enable us to evaluate the source and chain of custody of the materials that suppliers provided.

●

The primary purpose of the CMRT is to determine the source of the identified Conflict Minerals to identify whether (i) Conflict Minerals sourced by our suppliers originated in the DRC; and (ii) smelters used by our suppliers (or our supplier’s suppliers) have been validated as compliant in accordance with the RMI’s Responsible Minerals Assurance Program (“RMAP”) , including the country of origin, location of the mine or the smelter from which the materials were produced, or determine if the materials originated from scrap or recycled sources.

●

The Team categorized our suppliers into three types: manufacturing partners; component suppliers; and logistics and service providers. For the purposes of our current year RCOI, logistics and service providers were excluded as we concluded that they do not provide us with any materials within the scope of the Act and the Rule. Subsequently, as it relates to our manufacturing partners and components suppliers surveyed (collectively referred to as “in-scope suppliers”), our RCOI due diligence performed was conducted per guidelines fostered by the OECD and the RMI as follows:

●

We defined our supply chain due diligence scope of work to include our in-scope suppliers and we encouraged them to join Responsible Business Alliance (“RBA”) to further provide transparency evidencing their commitment to becoming conflict-free, and to engage with our industry’s effort to achieve the OCED mission of cultivating transparent mineral supply chains and sustainable corporate engagement in creating a responsible global minerals supply chain.

●

The adoption and utilization of the industry standard templates and tools aids us in establishing consistency and transparency throughout our supply chain. We employed iPoint-Systems (“iPoint”), a leading provider of software for environmental and social product compliance to collect CMRT’s posted by our suppliers. The Team validated, managed and aggregated the data reported within iPoint and reported the results to senior management.

●

Most of our suppliers execute and post their CMRT’s on the online site documenting smelters and countries of origin for the conflict minerals contained in their products. Some suppliers forwarded their CMRT’s directly to us. We contacted suppliers whose responses contained incomplete or unclear information to request further clarification.

o

We cross referenced the smelter information provided by our suppliers against the RMI Standard Conflict Free Smelter list to validate our supplier conformance and results compiled for reference in Annex A. The RMI Standard Smelter List was developed for verification of those Smelters that are compliant in accordance with OECD guidance and have been subject to an independent third-party audit to assess whether a smelter entity employed RMI policies, practices, and procedures to source conflict free minerals. Some of these Smelters listed may still be actively in the process of gaining certification.

o

We implemented risk mitigation strategies with suppliers we identified to be out of conformity with our conflict minerals policy and supplier code of conduct by working with them to bring them into compliance.

●

OECD Step #4: Carry Out Independent Third-Party Audits of Smelters/Refiner’s Due Diligence Practices. There are inherent limitations in our due diligence process. Cohu is an indirect purchaser of Conflict Minerals and our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals we utilize. As we do not have a direct relationship with smelters and refineries, we rely on the efforts of our suppliers to provide us with up-to-date and accurate smelter and refinery sourcing information. In turn, our suppliers seek similar information within their own supply chains to identify the original sources of Conflict Minerals and such sources of information may produce inaccurate or incomplete information.

Cohu utilizes certain small businesses, both domestic and international, within our supply chain. We have been informed that some of these suppliers have difficulty performing due diligence at their level of the supply chain. In addition, certain responding suppliers provided information that was incomplete. We were unable to obtain verifiable smelter data from such suppliers as a result. Non-responding suppliers failing to report produce a gap in smelter source determination for certain commodities.

We continue to work with our suppliers on continuous improvement and strive to attain greater year over year reporting effectiveness. During the current year, we successfully achieved 95% response rate of in-scope suppliers surveyed.

●

OECD Step #5: Report Annually on Supply Chain Due Diligence. We report annually by making this Conflict Minerals Report publicly available on our website at www.cohu.com/corporate-responsibility, and through its filing with the SEC.

Identified 3TG Sourcing Information

Based on our due diligence process and the information received from our suppliers, the facilities presented in Annex A were identified by our suppliers as the smelters and refiners of the tin, tantalum, tungsten and gold present in and necessary to the functionality of our products manufactured in the twelve months ended December 31, 2024. The information from our suppliers is still evolving and the smelter list presented in Annex A is based on our good faith efforts.

RCOI Results

Based on the results of our due diligence efforts as described herein, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources, however, we have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries. Therefore, we are not declaring any of our products as DRC Conflict Free for the current reporting period and, accordingly, are not required to obtain an independent private sector audit of our Conflict Minerals Report.

Future Steps towards Conflict Mineral Compliance

Cohu will continue to exercise due diligence to identify risk of sourcing Conflict Minerals originating from Covered Countries. Moving forward, we intend to take the following steps with respect to our due diligence process to further mitigate the risk that Conflict Minerals in our products are sourced from the DRC or a Covered Country:

●

We will continue to invest in our strong management systems which include our global team of professionals from across our organization. Supply Chain, Quality and managers throughout our organization will continue to enforce our established policies regarding the sourcing of Conflict Minerals, conduct due diligence and report the result of their efforts to senior management.

●

We continue to incorporate Conflict Minerals compliance requirements into our supplier contracts, supplier performance review and retention process and require that all new suppliers agree to provide us with their Conflict Minerals compliance status during the supplier on-boarding and qualification process.

●	We will continue to identify Conflict Minerals associated with new product launches.

●	We will continue to encourage our suppliers to purchase materials from smelters listed in the Conflict Free Smelter List.

●

In the event Conflict Minerals originating in the DRC are identified, after providing the opportunity to change, we expect to disengage from any suppliers found to be persisting in supplying us with Conflict Minerals from sources that support conflict in the DRC or any adjoining country. We intend to continue supporting, promoting and relying on industry initiatives, such as the RBA and RMI, to validate that the sources of the minerals used in our products are not contributing to human rights violations.

Annex A. Smelter Information

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products include the smelters and refiners listed below.

Metal	Standard Smelter Name	Smelter Facility Country	Smelter Identification
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113

Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	CID000120
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Changsanjiao elc. Ltd	CHINA	CID000208
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Feinhütte Halsbrücke GmbH	GERMANY	CID000465
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hang Seng Technology	CHINA	CID000670
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	CID004604
Gold	Impala Rustenburg	SOUTH AFRICA	CID004610
Gold	Inca One (Chala One Plant)	PERU	CID004704
Gold	Inca One (Koricancha Plant)	PERU	CID004705
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Jinlong Copper Co., Ltd.	CHINA	CID000909
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	KP Sanghvi International Pvt Ltd	INDIA	CID004433
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong penglai gold smelter	UNKNOWN	CID001616
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tai Perng	UNKNOWN	CID001840
Gold	TAIWAN TOTAI CO., LTD.	UNKNOWN	CID001857
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Value Trading	BELGIUM	CID003617

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Wuzhong Group	CHINA	CID002063
Gold	Xiamen JInbo Metal Co., Ltd.	UNKNOWN	CID002076
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhaojun Maifu	UNKNOWN	CID002201
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold	Zhongkuang Gold Industry Co.,LTD	CHINA	CID002214
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	CID004431
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Japan New Metals Co., Ltd.	JAPAN	CID000828
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Meta Materials	NORTH MACEDONIA	CID002847
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Nantong Tongjie Electrical Co., Ltd.	UNKNOWN	CID002386
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	CID003159
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CHINA	CID002566
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524

Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Dragon Silver Holdings Limited	CHINA	CID003579
Tin	DS Myanmar	MYANMAR	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Fuji Metal Mining Corp.	JAPAN	CID000498
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	GEJIU YE LIAN CHANG	CHINA	CID000551
Tin	Gejiu Yunxi Group Corp.	CHINA	CID000553

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	GuangDong ZhongShi Metal CO.,LTD	CHINA	CID000617
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	CID002274
Tin	Guangxi Nonferrous Metals Group	CHINA	CID000626
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	CID000628
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	LIAN JING	CHINA	CID002281
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Ming Li Jia smelt Metal Factory	CHINA	CID001177
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Ney Metals and Alloys	UNKNOWN	CID001246
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Serumpun	INDONESIA	CID003205

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Graha Raya	INDONESIA	CID004685
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Nusantara	INDONESIA	CID001486

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rian Resources SDN. BHD.	MALAYSIA	CID003581
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Shenzhen Yi Cheng Industrial	UNKNOWN	CID001711
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001851
Tin	Taiwan Huanliang	UNKNOWN	CID001852
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA	CID001859
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA	CID001986
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Wieland Werke AG	GERMANY	CID002039

Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	WUXI YUNXI SANYE SOLDER FACTORY	CHINA	CID002062
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	UNKNOWN	CID002428
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	CID002090
Tin	Yifeng Tin	CHINA	CID002121
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	CID002162
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	CID002164
Tin	Yunnan Geiju Smelting Corp.	UNKNOWN	CID002166
Tin	Yunnan Industrial Co., Ltd.	CHINA	CID002173
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	Zhangzhou Xiangcheng Hongyu Building	CHINA	CID002197
Tin	Zhongshan Jinye Smelting Co.,Ltd	UNKNOWN	CID002220
Tin	ZhongShi	CHINA	CID002223
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Alldyne Powder Technologies	UNITED STATES OF AMERICA	CID000034
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Group	GERMANY	CID000683
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Plansee Composite Materials GmbH	GERMANY	CID004068
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195
Tungsten	Zhuzhou Cement Carbide	CHINA	CID002235